Junan Hongrun Foodstuff Co., Ltd.

Small and Medium Size Enterprise Private Placement Notes

Subscription Agreement of 2013

Party A : Junan Hongrun Foodstuff Co., Ltd.

Party B : Opple Lighting Corporation

WHEREAS:

1. Junan Hongrun Foodstuff Co., Ltd., upon receipt of Acceptance Notice No.95 issued by Shanghai Stock Exchange on September 30, 2013, was approved to issue maximum RMB 100 million private offering "Junan Hongrun Foodstuff Co., Ltd. Small and Medium Size Enterprise 2013 Private Placement Notes" (hereinafter referred to "Indenture"), with a face value RMB 100 each.

2. The note bears an interest rate of 9.5% per annum with a two-year term. Junan City State-Owned Assets Management Co., Ltd. provides full amount, unconditional and irrevocable joint liability guarantee for the notes. The Indenture subscription period is from October 1, 2013 to April 30, 2014.

3. Party A, as the issuer, should be entitled to use the funds raised from Indenture pursuant to “Junan Hongrun Foodstuff Co., Ltd. Small and Medium Size Enterprise Private Placement Notes Prospectus of 2013”(hereinafter referred as "Prospectus"). Party A should comply with and implement the Prospectus and Interim Rules for Small and Medium Size Enterprise Private Indenture of Shanghai Stock Exchange (hereinafter referred as the "Rule"), including repayment of Indenture principal and interest, etc.

4. Party B, as the subscriber of Indenture, is the qualified investor that meets the requirement of Rule.

5. Party A has engaged Guangzhou Securities Limited (hereinafter referred as "Guangzhou Securities") as leading underwriter to use its best effort to sell the Indenture and parities have entered into "Junan Hongrun Foodstuff Co., Ltd. Small and Medium Size Enterprise Private Placement Underwrite Agreement of 2013" (hereinafter referred as "Underwrite Agreement").

To efficiently undertake the issuance of Indenture and based upon equality, honesty, trust, mutual benefits of the parties hereto, and other good and valuable consideration, the parties hereby agree as follows:

1. Subscription Amount

Both parties agree that Party B subscribes Indenture with a face value of RMB 100 each note for 500,000 notes for a total amount of RMB 50,000,000.

2. Payment

During the subscription period before 15:00 of __, __2013, Party B should pay RMB 50,000,000 to the following bank account designated by Party A:

Company name: Guangzhou Securities

Bank name: Guangzhou No. 1 Branch, Industrial and Commercial Bank of China,

Account No: xxxxxxxxxxx

Payment No: xxxxxxxxxx

Purpose: Subscription of Indenture

3. Registration

After receiving the full subscription amount described above, Party A shall, in accordance with rules of Shanghai Stock Exchange and China Securities Depository & Clearing Corporation Limited, apply for registration of all subscription amount of Party B to its account that is opened with Shanghai Branch of China Securities Depository & Clearing Corporation Limited (A Share Account).

Party B's regestration account is as follows:

Company name: Opple Lighting Corporation

Account No: xxxxxxxxx

Account Registration No:

4. Party B's Rights and Obligations

i. Party B should make the subscription payment in accordance with Clause 2, and should be entitled to register the subscribed Indenture in A share account in accordance with Clause 3;

ii. Party B should be entitled to receive the repayment of Indenture principal and interests; and the interest should be counted starting from __, __ 2013;

iii. Unless otherwise stipulated by the laws, regulations and Prospectus, Party B should not request Party A to make early repayment of Indenture principal and interests;

iv. Party B should sign the Risk Acknowledgement Letter and assist Guangzhou Securities or other underwriters by providing necessary information for application of establishment of private note purchase or transfer restriction, except for the qualified investors that hold trading units at Shanghai Stock Exchange;

v. After Party A applies for transferring services, Party B enjoys the right to transfer the notes during the Indenture period;

vi. Party B shall have the right to attend or have its proxy to attend the Indenture subscribers meeting and vote in accordance with laws, regulations and Prospectus;

vii. Party B shall have the right to supervise the activities of Indenture trustee relating to the note holders legal rights under the laws, regulations and Prospectus;

viii. Party B shall have the right to supervise the activities of Indenture issuer related to the interest of the investors in accordance with laws, regulations and Prospectus. If there is anything might damage the interest of the investors, it could exercise its holder's rights in accordance with laws and regulations;

ix. Other rights and obligations that stipulated in this Agreement and Shanghai Stock Exchange rules.

5. Representation and Warranties

i. Both Party A and Party B have obtained all necessary authorization and approval to enter into this Agreement;

ii. Both parties warrant that the execution of this Agreement and subscription of notes do not and will not violate any laws or regulations of China, nor will they damage interest of any third party or conflict with any laws or any obligations under any contract entered by either party;

iii. Both parties warrant that the documents they provide to the other party are true, authentic and comply with laws and regulations;

iv. Party A promises that it will implement its obligations as an issuer in accordance with laws, regulations and Prospectus;

v. Party B warrants to be a qualified investor under Rule and the subscription funds are from legal sources, and is in compliance with its obligations as subscriber as stipulated in Clause 4;

vi. The execution of this agreement by Party B is deemed as it has carefully read the Prospectus and agrees all the items related to the note and note holder in the Prospectus.

6. Breach of Agreement

If any party doesn't perform its obligations under this Agreement, it shall be considered as breach of contract and the breaching party shall take the responsibilities as follows:

i. if Party B breaches Clause 2 and fails to pay full subscription amount to Party A's designate account, or Party A breaches Clause 3 and fails to issue notes subscribed by the Party B to its designated trust account, they should all be considered as breaches of this Agreement. Breaching Party shall continue to perform its obligations under this Agreement and shall pay a delay penalty of 0.05% per day for the breaching amount, starting from the date of breaching;

ii. If the breaching activity lasts for more than three working days, the non-breaching Party may choose to request the breaching Party to continue to perform this Agreement or choose to terminate this Agreement. If non-breaching Party chooses to terminate this Agreement, non-breaching Party shall send a written notice to the default party, and the Agreement terminates when the breaching Party receives the written notice; the breaching Party should also pay the non-breaching Party the delay penalty according to the section above as well as a breaching penalty at 0.05% of total amount of this Agreement;

iii. The issuance and subscription of the Indenture shall strictly comply with national laws and regulations. If one Party violates the laws and regulations during the process of the note subscription and causes the regulator or law enforcement to pursue legal liabilities of the other party, then the breaching party shall be responsible for the actual losses of the other party.

7. Confidentiality

Each party shall keep in confidence for the information received by such party from the other party due to the execution and/or performance of this Agreement. The information shall not be disclosed to any third party without the prior written consent of the other party, other than disclosing to the lead underwriter or required by applicable laws, regulations or consent by the other party and its lead underwriter.

8. Force Majeure

i. If one Party cannot preform part or all of its obligations under this Agreement or has to delay its performance due to Force Majeure, such Party shall promptly inform it to the other party in writing within three working days of the Force Majeure, and shall submit valid proofs of the Force Majeure that caused its unable to fully or partially perform its obligations or delay of its performance of the Agreement within fifteen working days of the Force Majeure.

ii. If an event of Force Majeure occurs and effects a Party's performance of its obligation under this Agreement, the suspension of its performance during the delay caused by such event shall not be considered as a breach.

iii. In the event of Force Majeure, the Party that is affected by the Force Majeure shall take all necessary measures to reduce the damages. If such Party can continue to perform its obligations of the Agreement, it shall immediately return to its performance after the Force Majeure event ends. If such Party cannot perform its obligations, this Agreement may be terminated upon the consultation and agreement by both parties.

iv. The "Force Majeure Event" in this section is an event that is not predictable, cannot be overcome or inevitable, including but not limited to material changes of national policy, flood, earthquake, fire, storm, plague, war, riot, strike or banking wire system failure, etc.

9. Dispute Resolution

In the event of any dispute, Parties shall solve it through friendly consultation. In case no settlement can be reached, the dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with the effective Rules and Procedure of the said Arbitration Commission at the time of the application for arbitration. The Arbitration decision shall be final and binding upon both parties.

10. Waiver

i. Either Party's failure to exercise or delay in exercising its right or take action for the breaching of this Agreement by the other party shall not be considered as a waiver of rights. Any waiver of rights for one matter shall not be considered as a waiver for any other matters. Any waiver of rights should be made in writing;

ii. If one or more of the provisions hereof is confirmed to illegal, invalid or unenforceable under the applicable laws, it should not affect the legality, validity or enforceability of the remaining provisions hereof. In such circumstance, parties shall replace the invalid provisions with a valid one and the new provisions should be as close to the original provision and principle and purpose of this Agreement as possible.

11. Subsequent Legislation

Unless otherwise stipulated by the laws, the subsequent legislation (the law goes into effect after the effectiveness of this Agreement) or change of laws shall not effect on this Agreement. After the consultation and reaching an agreement, the parties should supplement or amend this Agreement in writing in accordance with subsequent legislations or changed laws.

12. Effective

This Agreement shall take effect when it is duly signed and sealed by the legal representatives or authorized representatives of the parties. Before the original copies are sent to each party, the faxed copies shall have the same legal effect of the original copies.

13. Supplement and Amendment

This Agreement should not be amended unless it is agreed by both parties in writing. The amendment or supplements that are mutually agreed by the parties in writing is the supplement agreement and shall have the same legal effect of this Agreement.

14. Counterparts

This Agreement is executed in eight original copies. Each Party will have two copies and the lead underwriter will have two copies and the rest copies will be submitted to the regulator or used for other purposes of the issuance, if necessary. Each copy shall have same legal effect.

Party A : Junan Hongrun Foodstuff Co., Ltd.

Legal Representative or Authorized Representative:

Date:

Contact:

Tel:

Fax

Address:

Party B : Opple Lighting Corporation

Legal Representative or Authorized Representative:

Date:

Contact:

Tel:

Fax

Address: